Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-101903) of MAXXAM Inc. of our report dated March 30, 2006 relating to the financial statements of Goldman Sachs Global Alpha Fund, L.P., which is incorporated by reference in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2008